SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934
                          [Amendment No. _________]

Filed by the Registrant _X_
Filed by a Party other than the Registrant ___

Check the appropriate box:

___  Preliminary Proxy Statement
___ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
_X_  Definitive Proxy Statement
___  Definitive Additional Materials
___  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                        CONTOUR MEDICAL, INC.
           (Name of Registrant as Specified in Its Charter)

                        CONTOUR MEDICAL, INC.
              (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

_X_  $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(l), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

___ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

___  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

     1)  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------
     2)  Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ------------------------------------------------------------
     4)  Proposed maximum aggregate value of transaction:

         ------------------------------------------------------------
     5)  Total fee paid:
                        ---------------------------------------------

___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
                                -------------------------------------
     2)  Form Schedule or Registration Statement No.:
                                                     ----------------
     3)  Filing Party:
                      -----------------------------------------------
     4)  Date Filed:
                    -------------------------------------------------

                                 CONTOUR MEDICAL, INC.
                                  3340 SCHERER DRIVE
                            ST. PETERSBURG, FLORIDA  33716
                                    (813) 572-0089

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD FEBRUARY 29, 1996

TO THE SHAREHOLDERS OF CONTOUR MEDICAL, INC.:

     NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of Contour Medical, Inc., a Nevada corporation, will be held at the offices of Retirement Care Associates, Inc., 6000 Lake Forrest Drive, Suite 500, Atlanta, Georgia 30328, on Thursday, February 29, 1996, at 2:00 p.m., Eastern Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters.

     1. The election of four (4) Directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors have been duly elected and qualified.

     2. The ratification of the appointment of BDO Seidman, LLP as the Company's independent auditors; and

     3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of the $.001 par value Common Stock and Series A Convertible Preferred Stock of the Company of record at the close of business on January 25, 1996, will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof. The proxies are being solicited by the Board of Directors of the Corporation.

     All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no addi-tional postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        GERALD J. FLANAGAN, PRESIDENT

St. Petersburg, Florida
January 25, 1996

                                 CONTOUR MEDICAL, INC.
                                  3340 SCHERER DRIVE
                            ST. PETERSBURG, FLORIDA  33716
                                   (813) 572-0089
                            ______________________________

                                   PROXY STATEMENT
                            ______________________________

                            ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD FEBRUARY 29, 1996

                                GENERAL INFORMATION

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of Contour Medical, Inc., a Nevada corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at office of Retirement Care Associates, Inc., 6000 Lake Forrest Drive, Suite 500, Atlanta, Georgia 30328, on Thursday, February 29, 1996, at 2:00 p.m., Eastern Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or about January 26, 1996.

     Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

     All shares represented by valid proxies will be voted in accordance therewith at the Meeting.

     The Company's Annual Report for the period ended June 30, 1995, is being simultaneously mailed to the Company's shareholders, but does not constitute part of these proxy soliciting materials.

                         SHARES OUTSTANDING AND VOTING RIGHTS

     All voting rights are vested exclusively in the holders of the Company's $.001 par value Common Stock and Series A Convertible Preferred Stock. Each share of Common Stock and Series A Convertible Preferred Stock entitles the holder to one (1) vote. Only shareholders of record at the close of business on January 25, 1996, are entitled to notice of and to vote at the Meeting or any adjournment thereof. On January 25, 1996, the Company had 4,613,841 shares of its $.001 par value Common Stock and 600,000 shares of Series A Convertible Preferred Stock outstanding. Cumulative voting in the election of Directors is not permitted.

     A majority of the Company's outstanding Common and Preferred Stock, considered as a single class, represented in person or by proxy shall constitute a quorum at the Meeting.

                            SECURITY OWNERSHIP OF CERTAIN
                           BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of shares entitled to vote owned beneficially, as of January 25, 1996, by any person, who is known to the Company to be the beneficial owner of 5% or more of the Company's Common and Preferred Stock, considered as a single class, and, in addition, by each Director of the Company and by all Directors and Officers of the Company as a group. Information as to beneficial ownership is based upon statements furnished to the Company by such persons.

                                             AMOUNT OF BENE-          PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER         FICIAL OWNERSHIP         OF CLASS

Retirement Care Associates, Inc.(1)             3,134,169 (2)           59.1%
6000 Lake Forrest Drive, Suite 200
Atlanta, GA  30328

Gerald J. Flanagan                                265,385 (3)            4.9%
3340 Scherer Drive
St. Petersburg, FL  33716

Chris Brogdon                                        -0-  (4)             --
6000 Lake Forrest Drive, Suite 200
Atlanta, GA  30328

Edward E. Lane                                      9,000 (4)            0.2%
6000 Lake Forrest Drive, Suite 200
Atlanta, GA  30328

Darrell C. Tucker                                   5,000 (4)            0.1%
6000 Lake Forrest Drive, Suite 200
Atlanta, GA  30328

All Directors and Executive Officers              353,744 (5)            6.5%
as a Group (6 Persons)
__________________

(1) Retirement Care Associates, Inc. ("Retirement Care") is a publicly-held corporation of which Chris Brogdon is President, Director and a principal shareholder; Edward E. Lane is Secretary, Director and a principal shareholder; Darrell C. Tucker is a Director and a President of a subsidiary; and Michael P. Traba and Julian S. Daley are Directors. In addition, Connie Brogdon, the wife of Chris Brogdon, is a principal shareholder of Retirement Care. The following sets forth the percentage ownership beneficially held by such persons in Retirement Care:

                     Chris Brogdon               23.3%
                     Edward E. Lane              22.0%
                     Darrell C. Tucker            4.4%
                     Michael P. Traba             1.1%
                     Julian S. Daley              0.2%
                     Connie Brogdon              23.3%

(2) Includes 42,500 shares underlying Class C Warrants held by Retirement Care Associates, Inc. and 85,000 shares of Common Stock into which shares of Series A Convertible Preferred Stock held by Retirement Care Associates, Inc. may be converted.

(3) Represents 40,385 shares of Common Stock held by Mr. Flanagan and 225,000 shares issuable upon the exercise of currently exercisable stock options held by Mr. Flanagan.

(4) Does not include shares held by Retirement Care Associates, Inc. of which such person is an officer, director and/or principal shareholder.

(5) Includes 7,692 shares of Common Stock held by R. Scott Williams, an Executive Officer of the Company, and 66,667 shares issuable upon the exercise of currently exercisable stock options held by him.

                              ELECTION OF DIRECTORS

     The Bylaws currently provide for a Board of Directors of four (4) members. The Board of Directors recommends the election as Directors of the four (4) nominees listed below, to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. Each member of the present Board of Directors has been nominated for reelection. The persons named as "Proxies" in the enclosed form of Proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the shareholders returning such proxies. If at the time of the Meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

     The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held, and the period during which each person has served as a Director:

                                               POSITIONS AND OFFICES
        NAME                AGE              HELD AND TERM AS A DIRECTOR

Gerald J. Flanagan          53           President, Treasurer, Chief Financial
                                         Officer and a Director since July 1993

Chris Brogdon               46           Chairman of the Board and a Director
                                         since September 1994

Edward E. Lane              59           Director since September 1994

Darrell C. Tucker           37           Director since September 1994

     There is no family relationship between any Director or Executive Officer of the Company.

     The Company has no nominating committee, compensation committee or audit committee.

     Set forth below are the names of all Directors, Nominees for Director and Executive Officers of the Company, all positions and offices with the Company held by each such person, the period during which he has served as such, and the principal occupations and employment of such persons during at least the last five years:

     GERALD J. FLANAGAN - PRESIDENT, TREASURER, CHIEF FINANCIAL OFFICER AND DIRECTOR. Mr. Flanagan has been employed by the Company since July 1993. From 1984 until July 1993, he served as the independent certified public accountant for the Company's Florida subsidiary. Mr. Flanagan has been a certified public accountant for more than 23 years, specializing in international financial transactions and tax. Mr. Flanagan earned a Bachelor of Science in Business Administration degree from St. Mary's College, Winona, Minnesota, in 1963. He has been a certified financial planner in Florida since 1989. From 1969 to 1978, Mr. Flanagan was a treasurer successively for Velsicol Chemical Corp., a subsidiary of Northwest Industries, Chicago, Illinois, and Milton Roy Company, St. Petersburg, Florida, companies listed on the New York Stock Exchange and the American Stock Exchange, respectively. Mr. Flanagan was responsible for cash management, which included establishing international credit lines, cash transfer arrangements, management of world wide banking relationships, including foreign subsidiaries, accounts receivable management, corporate tax policy and investment coordination. From 1979 through 1992, Mr. Flanagan maintained his own public accounting firm specializing in tax, financial planning and management advisory services in St. Petersburg, Florida.

     CHRIS BROGDON - CHAIRMAN OF THE BOARD AND DIRECTOR. Mr. Brogdon has been a Director of the Company since September 30, 1994. He has served as President and a Director of Retirement Care Associates, Inc. ("Retirement Care"), a publicly-held company, since October, 1991. He also served as Treasurer of Retirement Care from October, 1991, to November, 1993. He served as Secretary of Capitol Care from July, 1990, until it was merged into Retirement Care in November, 1992, and now serves in these same capacities with Capitol Care. Mr. Brogdon has been involved in financing and operating nursing homes and retirement communities since 1982. From 1969 until 1982, Mr. Brogdon was employed in the securities business as a retail salesman. Mr. Brogdon attended Georgia State University in Atlanta, Georgia. Since March, 1987,
Mr. Brogdon has been Secretary/Treasurer of Winter Haven Homes, Inc. ("WHH") and since August, 1990, he has been Secretary/Treasurer of National
Assistance Bureau, Inc. ("NAB"). Both WHH and NAB are engaged in the business of owning and operating nursing homes and retirement communities. These two companies either own or operate pursuant to long-term leases with options to purchase, or are the sole or managing general partner of limited partnerships that own or lease a total of ten nursing home properties.

     EDWARD E. LANE - DIRECTOR. Mr. Lane has been a Director of the Company since September 30, 1994. He has served as Secretary and a Director of Retirement Care since October, 1991. Mr. Lane graduated from the University of Iowa in 1959. From 1961 until 1968, he was self-employed as Gene Lane & Associates where he was engaged in industrial financing with municipal tax exempt bonds. From 1968 until 1971, he was employed by the investment banking firm of Johnson, Lane, Space, Smith & Co. in Atlanta, Georgia. From 1972 until 1984, he was self-employed as Gene Lane & Associates where he was involved with private investment banking principally in the areas of municipal and industrial finance. In 1984, he was involved in the creation of the full service investment banking firm of Lane, McNally & Jackson where he was a principal until the firm was sold and merged into Bay City Securities, Inc. in 1987. In 1988, Mr. Lane co-founded Winter Haven Homes, Inc. to acquire defaulted retirement centers and nursing homes. Mr. Lane also serves as President and a Director of Gordon Jensen Health Care Association, Inc., a nonprofit corporation that owns nine nursing homes and three personal care facilities and National Assistance Bureau, Inc., a nonprofit corporation that owns four health care facilities.

     DARRELL C. TUCKER - DIRECTOR. Mr. Tucker has been a Director of the Company since September 30, 1994. He has been a Director of Retirement Care since November, 1991, and Treasurer since November, 1993. Mr. Tucker also serves as President of Capitol Care. He also served as President of Capitol Care from October, 1990, until it was merged into the Company in November, 1992. From September, 1988, to July, 1990, he was a risk manager for Pruitt Corporation where he was involved in insurance management for 30 long-term health care facilities. From April, 1987 to August, 1988, he was Chief Financial Officer for Allgood Health Care, Inc. which managed 12 nursing home facilities. Mr. Tucker received a Bachelors Degree in Accounting from the University of Georgia in 1980.

     R. SCOTT WILLIAMS - VICE PRESIDENT - MARKETING. Mr. Williams has been employed by the Company since March 1993. From 1988 to 1991, he was an Account Representative for Motorola Communications, Inc., a communication systems manufacturing company. In 1991, he was employed with Med-Equip, Inc., a medical distribution company. From 1991 to 1992, he was Vice President of Sales for Zygiene Medical Technology, Inc., a medical manufacturing company. Mr. Williams is 33 years old.

     PHILLIP M. REES - SECRETARY. Mr. Rees has been Secretary of the Company since October 18, 1994. He has been general counsel for Retirement Care since July 1994. From May 1989 to July 1994, Mr. Rees was an attorney with the law firm of Vincent, Chorey, Taylor & Feil in Atlanta, Georgia. He received a Bachelors Degree in Economics in 1985 and a Juris Doctorate Degree in 1989 from the University of North Carolina. Mr. Rees is 32 years old.

     The Company's executive officers hold office until the next annual meeting of directors of the Company, which currently is scheduled for February 29, 1996. There are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors was selected as an officer or director of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     The Company's officers, directors and 10% or greater beneficial owners were not subject to Section 16(a) of the Exchange Act during the transition period ended June 30, 1995.

                             EXECUTIVE COMPENSATION

     The following table sets forth information regarding the executive compensation for the Company's Chief Executive Officer and each other executive officer who received compensation in excess of $100,000 for the six months ended June 30, 1995, and the years ended December 31, 1994, 1993 and 1992:

                                  SUMMARY COMPENSATION TABLE
                                                              LONG-TERM COMPENSATION
                            ANNUAL COMPENSATION               AWARDS       PAYOUTS
                                                                 SECURI-
                                                                   TIES
                                                                 UNDERLY-
                                                 OTHER     RE-     ING               ALL
                                                 ANNUAL STRICTED  OPTIONS/          OTHER
NAME AND PRINCIPAL                               COMPEN-  STOCK     SARs     LTIP  COMPEN-
    POSITION             YEAR  SALARY     BONUS  SATION  AWARD(S) (NUMBER)  PAYOUTS SATION
Gerald J. Flanagan,     1995  $ 50,000     -0-     -0-     --        --        --     -0-
 President              1994  $ 69,250     -0-     -0-     --        --        --     -0-
                        1993  $ 75,000     -0-     -0-     --      250,000     --     -0-

William J. Gabriele,    1994  $114,500     -0-     -0-     --        --        --     -0-
 CEO*                   1993  $150,000  $ 75,000   -0-     --        --        --     -0-
                        1992  $294,000  $285,000   -0-     --        --        --     -0-

Rudolf J. Dallessandro, 1994  $ 62,200     -0-     -0-     --        --        --     -0-
 Executive Vice Pres-   1993  $100,000     -0-     -0-     --        --        --     -0-
 ident (Sales &         1992  $180,000  $110,000   -0-     --        --        --     -0-
 Marketing)*

Howard H. Hagon,        1994  $ 82,200     -0-     -0-     --        --        --     -0-
 Executive Vice Pres-   1993  $100,000     -0-     -0-     --        --        --     -0-
 ident (Operations)*    1992  $ 63,000  $ 65,000   -0-     --        --        --     -0-
_________________________

* These persons resigned as Officers and Directors of the Company on September 30, 1994.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES
                                                SECURITIES
                                                UNDERLYING      VALUE OF UNEXER-
                       SHARES                   UNEXERCISED      CISED IN-THE
                      ACQUIRED                   OPTIONS         MONEY OPTIONS/
                         ON                   SARs AT FY-END     SARs AT FY-END
                      EXERCISE     VALUE       EXERCISABLE/       EXERCISABLE/
       NAME           (NUMBER)    REALIZED     UNEXERCISABLE      UNEXERCISABLE
Gerald J. Flanagan     15,385     $64,617        166,667 /         $541,668 /
                                                  83,333           $270,832

EMPLOYMENT AGREEMENTS

     On January 1, 1993, the Florida Subsidiary and the Michigan Subsidiary executed employment agreements (the "Agreements") with Messrs. Gabriele, Dallessandro and Hagon. Each Agreement provided that the employee was to devote his full time and energy to the Company. The Agreements provided for a base salary for Messrs. Gabriele, Dallessandro and Hagon of $150,000, $100,000 and $100,000, respectively, and incentive quarterly bonuses equal to 15.18%, 5.36% and 4.46%, respectively, of combined net income of the Michigan and Florida Subsidiaries (defined as net operating income before taxes), calculated without giving effect to net operating loss carryforwards or carrybacks. The Agreements further provided for the same medical and life insurance coverage as the Company provides for its other senior executive officers. Each of the Agreements required payment of the employee's full salary through the Scheduled Termination Date, irrespective of whether the employee's employment terminates, the employee renders the services specified or whether such services are deemed satisfactory by the Company. However, each of these persons agreed to cancel their Agreements, and effective December 29, 1994, no further compensation will be paid to these persons.

     In November 1993, effective as of July 1, 1993, the Florida Subsidiary and the Company executed a five year employment agreement with Gerald J. Flanagan. The agreement shall be automatically extended for additional one year periods unless terminated by either party on 60 days' notice. The agreement provides for a base salary of $75,000 per year plus incentive bonuses, and the same medical and life insurance benefits as are provided to the Company's senior executive officers. The agreement contains trade secrets, confidentiality and non-competition covenants. Effective October 1, 1994, Mr. Flanagan's salary was increased to $100,000 per year.

     R. Scott Williams, the Company's Vice President of Marketing, has an employment agreement with the Company pursuant to which he presently receives an annual salary of $75,000. The initial term of this agreement was through February 21, 1995, but is automatically extendable for additional one year periods unless either party gives 60 days' notice of an intent to terminate prior to the end of a term.

STOCK OPTION PLAN

     On April 20, 1993, the Company's Board of Directors and a majority of the owners of its Common Stock approved the adoption by the Company of a Non-Qualified Employee Stock Bonus Plan (the "Plan") to reward individual performance, provide incentives for employee performance, and to attract and retain employees. The Company set aside 1,000,000 shares of its Common Stock under the Plan, which is administered by the Board of Directors. Shares may be awarded to employees of the Company, including its Subsidiaries, at a purchase price of not less than $.01 per share. Options awarded under the Plan will vest over a three year period and are exercisable for a period of five years from date of grant. The only options which have been granted under the Plan are an option to purchase 250,000 shares granted to Gerald J. Flanagan in July
1993, which is exercisable at $2.00 per share; an option to purchase 100,000 shares granted to R. Scott Williams in October 1994, which is exercisable at $2.25 per share; options to purchase an aggregate of 50,000 shares granted to two employees in May 1995, which are exercisable at $3.90 per share; and options to purchase an aggregate of 45,000 shares granted to five employees in December 1995, which are exercisable at $4.3125 per share.

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1994, Retirement Care Associates, Inc., the Company's majority shareholder, advanced the Company $165,000. This was repaid without interest during February 1995.

     In connection with the acquisition of the Michigan and Florida Subsidiaries in May, 1993, the Company issued (i) 1,000,000 shares of the Company's Class D Redeemable Preferred Stock and 666,666 Class D Warrants (valued by the parties at $6,000,000); and (ii) 666,669 shares of the Company's Class C Convertible Preferred Stock (valued by the parties at $2,000,000). The shares were allocated among the shareholders of the Michigan and Florida Subsidiaries as follows: the first 33,333 shares of Class C Preferred Stock were allocated to Rudolph J. Dallessandro (having a value for purposes of the transaction of $100,000); and the remaining stock to trusts owned by each of Messrs.
Gabriele, Dallessandro and Hagon in accordance with the following percentages: 60.72% to William J. Gabriele, 21.43% to Rudolph J.
dallessandro and 17.85% to Howard H. Hagon.  Trusts owned by Messrs.
Gabriele, Dallessandro and Hagon also received a total of 666,669 Class D Warrants. In April 1994, all shares of Class D Redeemable Preferred Stock and Class D Warrants held by Messrs. Gabriele, Dallessandro and Hagon, who were the Officers and Directors of the Company, were exchanged for 2,000,000 shares of Class One Convertible Preferred Stock, and were canceled.

     On April 23, 1993, Joseph L. DuRant, a former Officer and Director of the Company, executed a promissory note in the amount of $22,500, bearing interest at a rate of 10% per annum, payable to the Company. The note was secured by Mr. DuRant's shares of Common Stock in the Company. This note was repaid in full during 1994.

     In February 1995, Retirement Care Associates, Inc. ("Retirement Care"), the Company's majority shareholder, purchased 85,000 shares of Series A Preferred Stock and 42,500 Class C Redeemable Common Stock Purchase Warrants for a total of $340,000 in cash as part of a private offering conducted by the Company.
Also in February 1995, the Company advanced $1,168,901 out of the proceeds of the private offering to Retirement Care. As of December 31, 1995, the balance of the advance was $877,137. The advance to Retirement Care is due on demand and is interest free. During the six months ended June 30, 1995, nursing home and retirement facilities owned, leased or managed by Retirement Care purchased a total of approximately $1,426,000 in bulk medical supplies from the Company on 60 day terms. As of June 30, 1995, such facilities owed the Company $943,094 in accounts receivable in connection with such sales, and there were no overdue accounts in this amount.

                             INDEPENDENT ACCOUNTANTS

     The independent accounting firm of BDO Seidman, LLP, audited the financial statements of the Company for the period ended June 30, 1995, and has been selected in such capacity for the current fiscal year. At the direction of the Board of Directors, this appointment is being presented to the shareholders for ratification or rejection at the Annual Meeting of Shareholders. If the Shareholders do not ratify the appointment of BDO Seidman, LLP, the appointment of auditors will be reconsidered by the Board of Directors.

     It is expected that representatives of BDO Seidman, LLP will be present at the meeting and will be given an opportunity to make a statement if they desire to do so. It is also expected that the representatives will be available to respond to appropriate questions from shareholders.

     On December 19, 1994, the Company engaged BDO Seidman, LLP as its independent accountants for the year ended December 31, 1994. Also on December 19, 1994, Pender Newkirk & Company were dismissed as the Company's independent accountants. Pender Newkirk & Company's report on the financial statements for the years ended December 31, 1993, 1992 and 1991, contained no adverse opinion or disclaimer of opinion or disqualification. The Company's Board of Directors made the decision to engage BDO Seidman LLP. The Company has no audit or similar committee.

     In connection with the prior audits for the years ended December 31, 1993, 1992 and 1991, and during the interim period from December 31, 1993 to December 19, 1994, there were no disagreements with Pender Newkirk & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The Company did not consult with BDO Seidman, LLP with regard to any matter concerning the application of accounting principles to any specific transactions, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company's financial statements.

                                  OTHER BUSINESS

     As of the date of this Proxy Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them. A majority vote of the shares represented at the meeting is necessary to approve any such matters.

                                   ANNUAL REPORT

     The Company's Annual Report for the period ending June 30, 1995, accompanies this Proxy Statement. The Annual Report is not incorporated into this Proxy Statement and is not to be considered part of the solicitation material.

                  DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS
                FOR THE ANNUAL MEETING TO BE HELD IN FEBRUARY 1997

     Any proposal by a shareholder intended to be presented at the Company's Annual Meeting of Shareholders to be held in February 1997 must be received at the offices of the Company, 3340 Scherer Drive, Atlanta, Georgia 33716, on or before September 28, 1996, in order to be included in the Company's proxy statement and proxy relating to that meeting.

                                      GERALD J. FLANAGAN, PRESIDENT

St. Petersburg, Florida
January 25, 1996

P R O X Y

                              CONTOUR MEDICAL, INC.

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Chris Brogdon with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of common stock of Contour Medical, Inc. held of record by the undersigned on January 25, 1996, at the Annual Meeting of Shareholders to be held on February 29, 1996, or any adjournment thereof.

     1.   Election of Directors:

          ___  FOR all nominees listed below

          ___  FOR all nominees except as crossed out below:

                 Gerald J. Flanagan               Chris Brogdon
                 Edward E. Lane                   Darrell C. Tucker

[INSTRUCTION: To withhold authority to vote for any individual nominee, cross out that nominee's name above.]

     2. The ratification of the appointment of BDO Seidman, LLP as the Company's independent auditors; and


          ___     FOR          ___     AGAINST          ___     ABSTAIN

     3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

     SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATIONS ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement.


Dated:  __________________            __________________________________________
                                      Signature(s) of Shareholder(s)

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CONTOUR
MEDICAL, INC.   PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED
ENVELOPE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.